Exhibit 99.1

News Release

Cenveo Acquires Gilbreth Packaging Solutions

Expands Cenveo’s packaging product offering

STAMFORD, CT – (November 29, 2010) – Cenveo, Inc. (NYSE: CVO) announced today that through its subsidiaries, the Company has acquired Impaxx, Inc., the sole owner of Gilbreth Packaging Solutions, Inc. (www.gilbrethusa.com), from affiliates of Aurora Capital Group, a Los Angeles private equity firm.  Gilbreth operates a state of the art facility located in Croydon, Pennsylvania and has approximately 75 employees. Gilbreth uses multiple printing technologies as a full-service manufacturer and marketer of full body shrink sleeves (“FBSS”), tamper evident neck bands and medical & electronic tubing.  Gilbreth is a pioneer in the FBSS industry and leverages its expertise by serving over 150 customers in a wide variety of industries with an emphasis on the personal care, pharmaceutical, nutraceutical, energy drink and food & beverage markets.  Gilbreth’s major customer base includes a number of blue chip consumer product companies.  The terms of the transaction were not disclosed.

Robert G. Burton, Sr., Cenveo Chairman and Chief Executive Officer stated:
“The acquisition of Gilbreth expands our specialty packaging into the growing shrink sleeve market. Gilbreth’s product line complements Cenveo’s existing offerings and will create immediate cross-selling opportunities for both companies’ customers. The acquisition of Gilbreth, with its strong market reputation and strategic niche product offerings, is another example of how we intend to continue to grow our company by acquiring leaders in high growth sectors of the packaging industry. We expect this acquisition to be accretive to earnings and will be deleveraging to our balance sheet.  I am pleased to welcome the Gilbreth team to the Cenveo family while also looking forward to working with them as we continue to create the industry leading platform.”

###

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and solutions.  The Company provides its customers with low-cost alternatives within its core businesses of labels and forms manufacturing, packaging and publisher offerings, envelope production, and printing; supplying one-stop solutions from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.
________________________

Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent U.S. and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) a decline of our consolidated or individual reporting units operating performance could result in the impairment of our assets; (viii) our continuing SEC compliance; (ix) intense competition in our industry; (x) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (xi) factors affecting the U.S. postal services impacting demand for our products; (xii) the availability of the Internet and other electronic media affecting demand for our products; (xiii) increases in paper costs and decreases in its availability; (xiv) our labor relations; (xv) our compliance with environmental rules and regulations; and (xvi) our dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.